Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement and prospectus supplement of our reports included in Hospitality Properties Trust's Form 10-K and to all references to our Firm included in this registration statement.

Vienna, Va.
October 12, 1999                                   /s/ Arthur Andersen LLP